Exhibit 10.2

EIGHTH AMENDMENT TO
AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of August 15, 2006 (this “Amendment”) is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC (“SIRVA Relo”) and EXECUTIVE RELOCATION CORPORATION (“Executive Relo”), as Servicers and Originators, the Purchasers party thereto and LASALLE BANK NATIONAL ASSOCIATION, as Agent (in such capacity, the “Agent”).

RECITALS

A.    The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Amended and Restated Receivables Sale Agreement dated as of December 23, 2004 and amended as of March 31, 2005, May 31, 2005, June 30, 2005, September 30, 2005, November 14, 2005, December 9, 2005 and March 27, 2006 (as so amended, the “Receivables Sale Agreement”).

B.     The parties wish to amend the Receivables Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Certain Defined Terms.   Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

2.   Amendments to Receivables Sale Agreement.   The Receivables Sale Agreement is hereby amended as follows:

(a)   Definition of Applicable Base Margin.   The definition of “Applicable Base Margin” in Schedule I to the Receivables Sale Agreement is hereby amended and restated to read in its entirety as follows:

““Applicable Base Margin” means:

(i)     with respect to the period from and including August 15, 2006 to but excluding the first date by which the Parent has received at least $70,000,000 in additional Junior Capital, 3.00% with respect to the Prime Rate and 4.00% with respect to the Eurodollar Rate,

(ii)    with respect to the period from and including the first date by which the Parent has received at least $70,000,000 in additional Junior Capital to but excluding the first day by which (A) all the financial statements of SIRVA, Inc. and the Parent for the fiscal year ending December 31, 2005 (including SIRVA, Inc.’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission) and for the fiscal quarters ending March 31, 2006, June 30, 2006 and September 30, 2006 (including SIRVA, Inc.’s

Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission) are delivered to the Agent (together with related compliance certificates required to be delivered under the Receivables Sale Agreement) and (B) the monthly reports are first delivered in the form required under Section 5.2(a)(iii) (without regard to the waiver provided under the Eighth Amendment) after August 15, 2006, 1.75% with respect to the Prime Rate and 2.75% with respect to the Eurodollar Rate, and

(iii)   at any time thereafter the percentage set forth below opposite the Consolidated Leverage Ratio most recently reported by Parent and its Subsidiaries under the SIRVA Credit Agreement, as such agreement is in effect on the date hereof; provided that if and for so long as such Consolidated Leverage Ratio has not been so reported, the Applicable Base Margin shall be as set forth in clause (ii) above.

Consolidated Leverage Ratio	Prime Rate	Eurodollar Rate
Greater than or equal to 3.25	1.50%	2.50%
Greater than or equal to 2.75 and less than 3.25	1.25%	2.25%
Greater than or equal to 1.75 and less than 2.75	1.00%	2.00%
Less than 1.75	0.75%	1.75%

(b)    The following new definitions are hereby added to Schedule I to the Receivables Sale Agreement, in the applicable alphabetical positions:

““Eighth Amendment” means the Eighth Amendment to Amended and Restated Receivables Sale Agreement, dated as of August 15, 2006, among the Seller, the Servicers, the Originators, the Agent and the Purchasers.”

“Junior Capital” has the meaning assigned thereto in the Seventh Amendment dated as of August 15, 2006 to the SIRVA Credit Agreement as in effect on the effective date of the Eighth Amendment.

3.   Limited Consents and Waivers.

(a)    Section 5.1(a)(i)(A), (B), (C) and (D) of the Receivables Sale Agreement, as amended by Section 3(a) of the Third Amendment and Section 3(a) of the Fourth Amendment, Section 3(a) of the Fifth Amendment and Section 4(a) of the Seventh Amendment, require delivery of unqualified audited consolidated financial statements of SIRVA, Inc. and the Parent for each fiscal year and delivery of unaudited consolidated quarterly financial statements for SIRVA, Inc. and the Parent, in each case by specified dates. Subject to Section 4 of this Amendment and subject to the representation and warranty in Section 5(iv) of this Amendment being true and correct, the Agent and the Purchasers agree that:

(i)     the delivery of such financial statements for the fiscal year ended December 31, 2005 may be delayed until October 16, 2006; and

(ii)    the delivery of the unaudited consolidated quarterly financial statements of SIRVA, Inc. and the Parent to be delivered under clauses (B) and (D) of Section 5.1(a)(i) of the Receivables Sale Agreement in respect of each fiscal quarter described below may be delayed until the date set opposite such quarter:

Fiscal Quarter	Delivery Date

first and second quarter, 2006	November 16, 2006

third quarter, 2006	December 15, 2006.

(b)    Section 5.2(a)(iii) of the Receivables Sale Agreement, as amended by Section 2(c) of the Seventh Amendment, requires delivery of certain monthly reports (balance sheets and statements of income) of the businesses owned by SIRVA Relo and Executive Relo and including the Seller (but excluding SIRVA Mortgage) by the specified Monthly Delivery Dates. The Agent and the Purchasers agree that:

(i)     the delivery of such unaudited monthly consolidating income statements for the months of April, May and June, 2006, and the information presented on a year-to-date basis to the end of each such month, may be delayed until August 31, 2006;

(ii)    the delivery of such unaudited monthly consolidating income statements for July, 2006, and the information presented on a year-to-date basis to the end of such month, may be delayed until September 15, 2006;

(iii)   the delivery of such unaudited monthly consolidating income statements for August, 2006, and the information presented on a year-to-date basis to the end of such month, and balance sheets for April, May and June, 2006 may be delayed until September 30, 2006;

(iv)   the delivery of such unaudited monthly consolidating income statements for September, 2006, and the information presented on a year-to-date basis to the end of such month, and balance sheets for July, August and September, 2006 may be delayed until November 15, 2006; and

(v)    the income statements and balance sheets delivered under the foregoing clauses (i) through (iv) may be presented on an “estimated” basis and the certifications accompanying such income statements and balance sheets may indicate presentation on such basis as opposed to (A) being fairly stated in all material respects, (B) being complete and correct in all material respects in accordance with GAAP and (C) being prepared in reasonable detail in accordance with GAAP applied consistently.

(c)    The Agent and the Purchasers hereby consent to the execution and delivery of an amendment to the SIRVA Credit Agreement in the form attached hereto as Attachment 1 (the “Credit Agreement Amendment”), provided that such amendment became effective on or prior to August 15, 2006.

4.   Reservation of Rights.   By press releases dated January 31, 2005, March 15, 2005, June 20, 2005, June 22, 2005 and September 21, 2005, SIRVA, Inc. announced various matters, including the existence of a formal investigation by the SEC of such practices and processes. Notwithstanding the agreement of the Agent and the Purchasers to a delay in the delivery of certain financial reports and ongoing discussions between the Agent, the Purchasers and the Originators with respect to the matters described in the Press Releases, the Agent and the Purchasers have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(a)(vi) of the Fifth Amendment, that are the subject of such review and investigation or any related matters. The Agent and the Purchasers hereby expressly reserve all of their rights and remedies with respect to all of the foregoing, including all rights with respect to any related Termination Event that may have occurred and not been waived pursuant to Section 3(a)(vi) of the Fifth Amendment.

5.   Representations and Warranties.   With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

(i)   Representations and Warranties.   The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date and except for the matters to be corrected by the Specified Adjustments).

(ii)   Enforceability.   The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the “Amended Agreement”), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer. This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii)   No Potential Termination Event.   No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

(iv)   Specified Adjustments.   Except as has been disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First Amendment, the adjustments described in the definition of “Specified Adjustment” do not result from (and are not alleged by any Governmental Authority or Responsible Person to

have resulted from) fraud, misconduct or similar circumstances; and the matters disclosed in the Press Releases and related matters will not have a Material Adverse Effect.

6.   Acknowledgment by Originators.   Each of SIRVA Relo and Executive Relo, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Sections 2, 3 and 4 hereof.

7.   Effect of Amendment.   Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents. Without limiting the foregoing, the Seller and the Originators confirm and reaffirm their obligation under Section 3 of the Fee Letter, and acknowledge that nothing in this Amendment shall limit the ability of the Agent and the Purchasers to require changes to the terms of the Transaction Documents as contemplated by such Section 3. After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

8.   Effectiveness.   This Amendment shall become effective upon the date on which all of the following occur (the “Amendment Effective Date”):

(i)     receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by the Seller, the Servicers, the Originators, the Agent and the Required Purchasers and consented to by Parent and NAVL,

(ii)    receipt by the Agent of a fee equal to 0.25% of the Aggregate Commitment for the account of the Purchasers (proportionately according to their Commitment Percentages), and

(iii)   receipt by the Agent of a true and correct copy of the fully executed Credit Agreement Amendment in form and substance satisfactory to the Agent and the Purchasers.

9.   Headings; Counterparts.   Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

10.   Cumulative Rights and Severability.   All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

11.   Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ Douglas V. Gathany
Title: President

SIRVA RELOCATION LLC, as a Servicer

By:	/s/ Douglas V. Gathany
Title: Treasurer

EXECUTIVE RELOCATION CORPORATION, as a Servicer

By:	/s/ Douglas V. Gathany
Title: Treasurer

The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator

By:	/s/ Douglas V. Gathany
Title: Treasurer

EXECUTIVE RELOCATION CORPORATION, as an Originator

By:	/s/ Douglas V. Gathany
Title: Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Purchaser and Agent

By:	/s/ Marlee Zweigbaum
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser

By:	/s/ Rebecca L. Milligan
Title:	Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT, INC., as Purchaser

By:	/s/ Mark J. Long
Title:	Vice President

E*TRADE BANK, as Purchaser

By:	/s/ Sam Crow
Title:	Senior Manager

U.S. BANK NATIONAL ASSOCIATION, as Purchaser

By:	/s/ Matthew J. Johnson
Title:	Vice President

WELLS FARGO BANK, N.A., as Purchaser

By:	/s/ Andrew S. Cadler
Title:	Vice President

ALLIED IRISH BANKS, P.L.C., as Purchaser

By:	/s/ Gregory J. Wiske
Title:	Vice President

By:	/s/ Joanne Gibson
Title:	Assistant Vice President